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                                                                   EXHIBIT 3(II)

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                          ITT LESTER INDUSTRIES, INC.
                                      INTO
                                ITT CORPORATION
                        (PURSUANT TO SECTION 253 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)

     ITT Corporation, a corporation incorporated on the 13th day of December, 1967, pursuant to the provisions of the General Corporation Law of the State of Delaware does hereby certify that this corporation owns all the capital stock of ITT Lester Industries, Inc., a corporation incorporated under the laws of the state of Ohio, and that this corporation, by resolutions of its Board of Directors duly adopted at a meeting held on the 8th day of March, 1994, determined to merge into itself said ITT Lester Industries, Inc., which resolutions are set forth below:

          RESOLVED, that the Corporation shall merge into itself ITT Lester Industries, Inc., an Ohio corporation and subsidiary of the Corporation, such merger to be effective upon the date of filing of the appropriate certificate with the Secretary of State of Delaware.

          RESOLVED, that the Agreement of Merger between the Corporation and ITT Lester Industries, Inc. is hereby approved, and that the proper officers of the Corporation hereby are directed to do all acts and things whatsoever, including, but not limited to, the execution and filing of all documents, certificates, instruments and agreements which may be necessary or appropriate to effectuate the merger of ITT Lester Industries, Inc. into the Corporation.

     In witness whereof, said corporation has caused this certificate to be signed by its Vice President and attested by its Assistant Secretary, and its corporate seal to be hereto affixed, the 28th day of March, 1994.

                                          ITT Corporation

                                          By:          THOMAS K. WALKER
                                            ------------------------------------
                                                       Vice President

Attest:          V. A. MAFFEO
      --------------------------------
            Assistant Secretary